UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 29, 2008

General Cable Corporation
__________________________________________
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

                                Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2008, the registrant issued a press release, a copy of which is furnished as Exhibit 99 hereto and is incorporated herein by reference.

Item 8.01               Other Events

On October 29, 2008, the registrant announced that it has been authorized by its Board of Directors to institute a stock repurchase program of up to $100 million of its common stock.  The stock repurchase program will be effective for one year.  Stock purchases under this program may be made through open market and privately negotiated transactions at such times and in such amounts as deemed appropriate by a committee appointed by the Board.  The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, applicable contractual limitations, and other market conditions.  To the extent practicable, the repurchases will comply with the provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The stock repurchase program may be limited or terminated at any time without prior notice.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the common stock repurchase program.  These statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, the following:  risks relating to the registrant’s ability to implement the repurchase program; the registrant’s ability to make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the program; and other risks described in the registrant’s filings with the SEC.

Item 9.01                 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(d)           The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2008	GENERAL CABLE CORPORATION /s/ Robert J. Siverd Robert J. Siverd Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

99	Press Release	Furnished Herewith